UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 28, 2010

SMTC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-31051	98-0197680
(Commission File Number)	(IRS Employer Identification No.)

635 Hood Road Markham, Ontario, Canada	L3R 4N6
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-1810

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on July 28, 2010. The stockholders were asked to vote on the four proposals listed below, which were described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 18, 2010. The final voting results for each proposal are set forth below.

Proposal 1 – Each of the six nominees for director received the requisite plurality of votes for election. The vote tabulation was as follows:

Nominee	For	Withheld	Broker Non-Votes
John Caldwell	4,741,542	198,607	5,987,479
John Marinucci	4,524,442	415,707	5,987,479
Wayne McLeod	4,507,337	432,812	5,987,479
David Sandberg	4,722,342	217,807	5,987,479
Anton Simunovic	4,511,867	428,282	5,987,479
Alex Walker	4,524,267	415,882	5,987,479

Proposal 2 – Stockholders voted in favor of the ratification of KPMG LLP as the Company’s independent registered public accountants.

For	Against	Abstain	Broker Non-Votes
10,814,620	107,689	20,951	—

Proposal 3 – Stockholders voted in favor of the approval of the SMTC 2010 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
3,608,664	1,303,687	43,450	5,987,479

Proposal 4 – Stockholders voted in favor of the ratification of the SMTC Tax Benefits Preservation Plan.

For	Against	Abstain	Broker Non-Votes
3,992,032	923,649	40,100	5,987,479

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: August 3, 2010	By:	/s/ JANE TODD
	Name:	Jane Todd
	Title:	Senior Vice President, Finance and Chief Financial Officer